As filed with the Securities and Exchange Commission on December 12, 2002
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Securities And Exchange Commission
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Date of report (date of earliest event reported):   November 27, 2002

ENERGY EXPLORATION TECHNOLOGIES (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	0-24027 (Commission File Number)	61-1126904 (I.R.S. Employer Identification No.)
Suite 700 Phoenix Place, 840-7th Avenue, S.W., Calgary, Alberta, Canada T2P 3G2 (Address of principal executive offices) (Zip Code)
N/A (Former name or former address, if change since last report)

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Item 1. Changes In Control Of Registrant

Not applicable

Item 2. Acquisition Or Disposition Of Assets

Not applicable

Item 3. Bankruptcy Or Receivership

Not applicable

Item 4. Changes In Registrant's Certifying Accountant

Not applicable

Item 5. Other Events and Regulation FD Disclosure

On November 27, 2002, the Registrant was served a Statement of Claim which had been filed on November 25, 2002, in the Court of Queen's Bench of Alberta, Judicial District of Calgary (Action No. 0201-19820), naming Energy Exploration Technologies, Inc. and George Liszicasz as defendants. Mr. Dirk Stinson (the "Plaintiff") alleges that the Registrant failed to pay the Plaintiff compensation under a consulting agreement and further alleges that the Registrant, without lawful justification, obstructed the Plaintiff from trading his shares of Energy Exploration Technologies, Inc. The Plaintiff is seeking, among other things, damages in the amount of $1,614,750 and an injunction directing the Registrant to instruct the Registrant's transfer agent to immediately remove the legend from the Plaintiff's shares.

The Registrant believes the claim against the defendants is without merit and the Registrant intends to vigorously defend itself against the claim and will seek an expeditious dismissal of the claim.

Item 6. Resignations Of Registrant's Directors

Not applicable

Item 7. Financial Statements And Exhibits

Not applicable

Item 8. Change In Fiscal Year

Not applicable

Item 9. Regulation FD Disclosure

Not applicable

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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated at Calgary, Alberta, Canada, this 12th day of December, 2002.
Energy Exploration Technologies, Inc.
By:	/s/ George Liszicasz George Liszicasz Chief Executive Officer (principal executive officer)

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